                    FIRST AMENDMENT TO TERM LOAN AGREEMENT
                    --------------------------------------


     THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT dated as of September 29, 1998 (this "Amendment") amends the Term Loan Agreement dated as of July 10, 1998 (the "Term Loan Agreement") among United Rentals (North America), Inc. (formerly known as United Rentals, Inc., the "Company"), various financial institutions and Bank of America National Trust and Savings Association, as Agent (the "Agent"). Terms defined in the Term Loan Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto desire to amend the Term Loan Agreement as set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1  Amendments.  Effective on (and subject to the occurrence of) the
                ----------
Amendment Effective Date (as defined below), the Term Loan Agreement shall be amended in accordance with Sections 1.1 through 1.13 below.
                           ------------         ----

     1.1  Amendment to Preamble.  The preamble to the Term Loan Agreement is
          ---------------------
amended by adding the following immediately after the phrase "a Delaware corporation" therein: "("Parent"), United Rentals (North America), Inc., a
                         ------
Delaware corporation".

     1.2  Amendment to Section 1.1.  Section 1.1 is amended in its entirety to
          ------------------------
read as set forth on Schedule I hereto.
                     ----------

     1.3  Amendment to Section 9.17.  Section 9.17 is amended by deleting the
          -------------------------
words "the Senior Subordinated Indenture" therein and substituting the words "each Subordinated Note Indenture" therefor.

     1.4  Amendment to Section 10.  Section 10 is amended in its entirety to
          -----------------------
read as set forth on Schedule II hereto.
                     -----------

     1.5  Amendment to Section 12.1.2.  Section 12.1.2 is amended by (i)
          ---------------------------
deleting the amount "U.S.$5,000,000" therein and substituting the amount "U.S.$15,000,000" therefor, (ii) deleting the amount "U.S.$10,000,000" therein and substituting the amount "U.S.$15,000,000" therefor and (iii) deleting each reference to "the Company" therein and substituting the word "Parent" therefor.

     1.6  Amendment to Section 12.1.4.  Section 12.1.4 is amended by adding the
          ---------------------------
words "an order for relief is entered," immediately before the words "it is consented to or acquiesced in by Parent or such Subsidiary" therein.

     1.7  Amendment to Sections 12.1.7 and 12.1.8.  Each of Section 12.1.7 and
          ---------------------------------------
12.1.8 is amended by deleting the amount "U.S.$5,000,000" therein and substituting the amount "U.S.$15,000,000" therefor.

     1.8  Amendment to Section 12.1.10.  Section 12.1.10 is amended by adding
          ----------------------------
the reference "Parent," immediately before each of the references to "the Company" therein.

     1.9  Amendment to Section 12.1.11.  Section 12.1.11 is amended by (i)
          ----------------------------
deleting the words "the executive managers of the Company as of the Closing Date" therein and substituting the words "Permitted Holders" therefor, (ii) deleting the reference to "25%" therein and substituting "30%" therefor and
(iii) deleting the reference to "the Senior Subordinated Indenture" therein and substituting the words "either Subordinated Note Indenture or any document evidencing or governing any Permitted Senior Secured Debt" therefor.

     1.10 Addition of Parent as a Party.  Parent is added as a party to the
          -----------------------------
Term Loan Agreement and shall have all duties and responsibilities of the "Parent" thereunder.

     1.11 Amendment of Schedules 9.6, 9.8 and 9.15.  Schedules 9.6, 9.8 and
          ----------------------------------------
9.15 to the Term Loan Agreement are amended in their entirety by substituting Schedules 9.6, 9.8 and 9.15 hereto therefor.
------------------     ----

     1.12 Amendment of Exhibits C, D, E, F and I.  Exhibits C, D, E, F and I to
          --------------------------------------
the Term Loan Agreement are amended in their entirety by substituting Exhibits
                                                                      --------
C, D, E, F and I hereto therefor, respectively.
----------     -

     1.13 Addition of Exhibits K and L.  Exhibits K and L hereto are added to
          ----------------------------   ----------     -
the Term Loan Agreement as Exhibits K and L thereto, respectively.

     SECTION 2  Authorization of Intercreditor Agreement.  The Required Lenders
                ----------------------------------------
hereby authorize the Agent and BofA, in its capacity as Collateral Agent (in such capacity, the "Collateral Agent"), to execute and deliver an Intercreditor Agreement substantially in the form of Exhibit I.
                                       ---------

     SECTION 3  Representations and Warranties.  Parent and the Company
                ------------------------------
represent and warrant to the Agent and the Lenders that (a) each of the representations and warranties made by Parent in Section 9 of the Term Loan Agreement, as amended hereby (as so amended, the "Amended Agreement"), is true and correct as of the date hereof, with the same effect as if made on such date,
(b) the execution and delivery hereof by Parent and the Company, and the performance by Parent and the Company of their respective obligations under the Amended Agreement and each other Loan Document to which such entity is a party,
(i) are within the powers of Parent and the Company, (ii) have been duly authorized by all necessary corporate action on the part of Parent and the Company, (iii) have received all necessary governmental approvals and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of Parent or the Company or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon Parent, the Company or any of the Subsidiaries of the Company, (c) the Amended Agreement and each other Loan Document to which Parent or the Company is a party is the legal, valid and binding obligation of Parent and the Company (as applicable), enforceable against Parent and the Company (as applicable) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies, (d) no Event of Default or Unmatured Event of Default has occurred or is continuing and (e) the obligations of the Company under the Amended Agreement constitute "Senior Indebtedness" as such term is defined in each Subordinated Note Indenture.

     SECTION 4  Effectiveness.  The amendments set forth in Section 1 above
                -------------                               ---------
shall become effective on the date (the "Amendment Effective Date") when the Agent shall have received (a) for the account of each Lender which delivers to the Agent an executed signature page hereto not later than 5:00 p.m. (Chicago time) on September 25, 1998, the amendment fee in the amount previously agreed to between the Company and such Lender and all amounts which are then due and payable (to the extent billed) pursuant to Section 5.3, (b) evidence, reasonably
                                           -----------
satisfactory to the Agent that (i) the U.S. Rentals Acquisition (as defined in the Amended Agreement) has been consummated in accordance with the terms of the USR Merger Agreement (as defined in the Amended Agreement), (ii) each of the Existing U.S. Rentals Agreement (as defined in the Amended Agreement) and the Credit Agreement (as defined in the Term Loan Agreement prior to giving effect hereto) has been (or on the Amendment Effective Date will be) terminated and all obligations (other than contingent indemnity obligations) of U.S. Rentals (as defined in the Amended Agreement) under the Existing U.S. Rentals Agreement (as defined in the Amended Agreement) and of the Company and United Rentals of Canada, Inc. under the Credit Agreement (as defined in the Term Loan Agreement prior to giving effect hereto) have been (or on the Amendment Effective Date will be) paid in full, (iii) except for any Senior Note (as defined in the Amended Agreement) held by a financial institution which has executed and delivered a Senior Note Purchase Agreement Amendment (as defined in the Amended Agreement) which has become effective, all indebtedness under the Senior Notes has been (or on the Amendment Effective Date will be) paid in full and (iv) the Credit Agreement (as defined in the Amended Agreement) has become effective and
(c) all of the following, in form and substance satisfactory to the Agent:

     (i) Counterparts hereof executed by the Company, Parent, the Required Lenders and the Agent.

     (ii) Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Amended Agreement; and certified copies of resolutions of the Board of Directors of Parent authorizing or ratifying the execution and delivery by Parent of this Amendment and the performance by Parent of its obligations under the Amended Agreement.

      (iii) A certificate of the Secretary or an Assistant Secretary of each of Parent and the Company certifying the names of the officer or officers of such entity authorized to sign this Amendment, together with a sample of the true signature of each such officer.

      (iv) A Second Restated U.S. Guaranty, substantially in the form of Exhibit C, executed by each U.S. Subsidiary of the Company.
----------

      (v) A Second Restated U.S. Security Agreement, substantially in the form of Exhibit D, executed by Parent, the Company, each U.S. Subsidiary of the
        ---------
Company and the Collateral Agent.

      (vi) A Second Restated Company Pledge Agreement, substantially in the form of Exhibit E, executed by the Company and the Collateral Agent.
        ---------

     (vii)   A Restated Parent Guaranty, substantially in the form of Exhibit K,
                                                                      ---------
executed by Parent.

     (viii) A Restated Parent Pledge Agreement, substantially in the form of Exhibit L, executed by Parent and the Collateral Agent.
---------

      (ix) The opinions of (a) Weil, Gotshal & Manges LLP, special counsel to the Company, and (b) Oscar D. Folger, counsel to the Company.

      (x)    An Intercreditor Agreement, substantially in the form of Exhibit I,
                                                                      ---------
executed by all holders of the Senior Notes (other than the holder of any Senior Note which is being repaid on the Amendment Effective Date), BofA, as Agent, BofA, as U.S. Agent for the banks under the Credit Agreement, and BofA, as Collateral Agent.

      SECTION 5  Miscellaneous.
                 -------------

      5.1  Continuing Effectiveness, etc. As herein amended, the Term Loan
           ------------------------------
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Term Loan Agreement and the other Loan Documents to the "Term Loan Agreement" or similar terms shall refer to the Amended Agreement.

      5.2  Counterparts.  This Amendment may be executed in any number of
           ------------
counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement.

      5.3  Expenses.  The Company agrees to pay all reasonable expenses of the
           --------
Agent, including reasonable fees and charges of counsel for the Agent, in connection with the preparation, execution and delivery of this Amendment.

     5.4  Governing Law.  This Amendment shall be construed in accordance with
          -------------
and governed by the substantive laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     5.5  Successors and Assigns.  This Amendment shall be binding upon Parent,
          ----------------------
the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of Parent, the Company, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                              UNITED RENTALS (NORTH AMERICA), INC.


                              By_______________________________________
                              Title____________________________________


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Agent


                              By_______________________________________
                              Title____________________________________


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By_______________________________________
                              Title____________________________________


                              ALLSTATE INSURANCE COMPANY


                              By_______________________________________
                              Title____________________________________


                              By_______________________________________
                              Title____________________________________

                              ALLSTATE LIFE INSURANCE COMPANY


                              By______________________________________
                              Title___________________________________

                              By______________________________________
                              Title___________________________________
                              BANKBOSTON, N.A.


                              By______________________________________
                              Title___________________________________


                              THE BANK OF NEW YORK


                              By______________________________________
                              Title___________________________________


                              THE BANK OF NOVA SCOTIA


                              By______________________________________
                              Title___________________________________


                              COMERICA BANK


                              By______________________________________
                              Title___________________________________


                              CREDIT LYONNAIS NEW YORK BRANCH


                              By______________________________________
                              Title___________________________________

                              CYPRESSTREE INVESTMENT MANAGEMENT
                              COMPANY, INC.


                              As: Attorney-in-Fact and on behalf of First
                                  Allmerica
                                  Financial Life Insurance Company as Portfolio Manager

                              By___________________________________________
                              Title________________________________________

                              CYPRESSTREE INVESTMENT FUND, LLC

                              By: CypressTree Investment Management Company,
                                  Inc., its Managing Member


                              By___________________________________________
                              Title________________________________________


                              KZH CYPRESSTREE-1 LLC


                              By___________________________________________
                              Title________________________________________


                              CYPRESSTREE BOSTON PARTNERS


                              By___________________________________________
                              Title________________________________________


                              DEUTSCHE BANK AG, New York Branch and/or
                              Cayman Islands Branch


                              By___________________________________________
                              Title________________________________________


                              THE FIRST NATIONAL BANK OF MARYLAND

                              By________________________________________
                              Title_____________________________________


                              KZH CNC LLC


                              By________________________________________
                              Title_____________________________________


                              KZH ING-2 LLC


                              By________________________________________
                              Title_____________________________________



                              MERRILL LYNCH SENIOR
                              FLOATING RATE FUND, INC.


                              By________________________________________
                              Title_____________________________________


                              METROPOLITAN LIFE INSURANCE COMPANY



                              By________________________________________
                              Title_____________________________________


                              MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST


                              By________________________________________
                              Title_____________________________________


                              THE TRAVELERS INSURANCE COMPANY

                              By________________________________________
                              Title_____________________________________



                              CANADIAN IMPERIAL BANK OF COMMERCE


                              By________________________________________
                              Title_____________________________________

                              SENIOR DEBT PORTFOLIO

                              By:  Boston Management and Research, as
                                   Investment Advisor


                              By________________________________________
                              Title_____________________________________


                              OXFORD STRATEGIC INCOME FUND

                              By:  Eaton Vance Management, as Investment
                                   Advisor


                              By________________________________________
                              Title_____________________________________


                              TORONTO DOMINION (TEXAS), INC.


                              By________________________________________
                              Title_____________________________________


                              United Rentals, Inc. hereby agrees to become a party to the Amended Agreement.

                              UNITED RENTALS, INC.

                              By_______________________________________
                              Title____________________________________

                                  Schedule I
                                  ----------

     Definitions. When used herein the following terms shall have the following
     -----------
meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Acquisition Subsidiary means a Subsidiary of Parent organized solely for
     ----------------------
the purpose of acquiring the stock or assets of a Person as permitted by Section 10.11.

     Affected Lender means any Lender that has given notice to the Company
     ---------------
(which has not been rescinded) of (i) any obligation of the Company to pay any amount pursuant to Section 7.5 or 8.1 or (ii) the occurrence of any
                   -----------    ---
circumstances of the nature described in Section 8.2 or 8.3.
                                         -----------    ---

     Affiliate of any Person means (i) any other Person which, directly or
     ---------
indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

     Agent means BofA in its capacity as agent for the Lenders hereunder and any
     -----
successor thereto in such capacity.

     Agent-Related Persons means the Agent and any successor thereto in such
     ---------------------
capacity hereunder, together with their respective Affiliates (including the Arranger) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Agreement - see the Preamble.
     ---------           --------

     Arranger means BancAmerica Securities, Inc., a Delaware corporation.
     --------

     Assignment Agreement- see Section 14.9.1.
     --------------------      --------------

     Base Rate means at any time the greater of (a) the Federal Funds Rate plus
     ---------
0.5% and (b) the Reference Rate.

     Base Rate Tranche means any Tranche which bears interest at or by reference
     -----------------
to the Base Rate.

     BofA - see the Preamble.
     ----           --------

     Business Day means any day on which BofA is open for commercial banking
     ------------
business in Chicago, New York and San Francisco and, in the case of a Business Day which relates to a Eurodollar Tranche, on which dealings are carried on in the applicable offshore U.S. Dollar interbank market.

     Canadian Subsidiary means any Subsidiary of the Company which is organized
     -------------------
under the federal or provincial laws of Canada and which carries on its business primarily in Canada.

     Capital Lease means, with respect to any Person, any lease of (or other
     -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt,
     --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a "Bank" under and as defined in the Credit Agreement or a Lender or its holding company for such a "Bank" or a Lender (any such Person a "Permitted Bank")) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Permitted Bank or a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000, (d) any repurchase agreement entered into with any Permitted Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any
----------
obligation of the type described in any of clauses (a) through (c) and (ii) has
                                           -----------         ---
a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Permitted Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Permitted Bank for the purpose of investing in loans to any corporation (other than Parent or an Affiliate of Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

     Cash Flow means, as of the last day of any Fiscal Quarter, Consolidated Net
     ---------
Income for the period of four Fiscal Quarters ending on such day plus, to the
                                                                 ----
extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, all calculated on a pro forma basis in accordance with Article 11 of Regulation S-X
                --- -----
of the SEC.

     Closing Date means the date the Loans are made hereunder.
     ------------

     Code means the Internal Revenue Code of 1986.
     ----

     Collateral Agent means BofA in its capacity as Collateral Agent under the
     ----------------
Intercreditor Agreement and any successor thereto in such capacity.

     Collateral Documents means the Company Pledge Agreement, each Subsidiary
     --------------------
Pledge Agreement, the Parent Pledge Agreement, the U.S. Security Agreement, and any other agreement pursuant to which the Company, Parent or any Subsidiary grants a Lien on collateral to the Collateral Agent.

     Company - see the Preamble.
     -------           --------

     Company Pledge Agreement means the Second Restated Company Pledge Agreement
     ------------------------
dated as of September 29, 1998 between the Company and the Collateral Agent substantially in the form of Exhibit E.
                             ---------

     Computation Period means each of the following periods: (i) the period of
     ------------------
two Fiscal Quarters ended June 30, 1998; (ii) the period of three Fiscal Quarters ending September 30, 1998; and (iii) each period of four Fiscal Quarters ending on the last day of a Fiscal Quarter on or after December 31, 1998.

     Consolidated Net Income means, with respect to Parent and its Subsidiaries
     -----------------------
for any period, the net income (or loss) of Parent and its Subsidiaries for such period, excluding any extraordinary gains during such period and any Pooling
        ---------
Charges booked during such period.

     Contingent Payment means any payment that has been (or is required to be)
     ------------------
made under any of the following circumstances:

          (a) such payment is required to be made by Parent or any Subsidiary in connection with the purchase of any asset or business, where the obligation of Parent or the applicable Subsidiary to make such payment (or the amount thereof) is contingent upon the financial or other performance of such asset or business on an ongoing basis (e.g., based on revenues or similar measures of performance);

          (b) such payment is required to be made by Parent or any Subsidiary in connection with the achievement of any particular business goal (excluding employee compensation and bonuses in the ordinary course of business);

          (c) such payment is required to be made by Parent or any Subsidiary under circumstances similar to those described in clause (a) or (b) or
                                                       ----------    ---
     provides substantially the same economic incentive as would a payment described in clause (a) or (b); or
                  ----------    ---

          (d) such payment is required to be made by Parent or any Subsidiary in connection with the purchase of any real estate, where the obligation to make such payment is contingent on any event or condition (other than customary closing conditions for a purchase of real estate).

     Controlled Group means all members of a controlled group of corporations
     ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Parent, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Credit Agreement means the Credit Agreement dated as of September 29, 1998
     ----------------
among the Company, Parent, UR Canada, various financial institutions, Bank of America Canada, as Canadian Agent, and BofA, as U.S. Agent.

     Debt of any Person means, without duplication, (a) all indebtedness of such
     ----
Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (including Contingent Payments and Holdbacks but excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account or upon the application of such Person, (f) all Hedging Obligations of such Person and (g) all Suretyship Liabilities of such Person.

     Dollar Equivalent means, at any time, (a) as to any amount denominated in
     -----------------
U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in U.S. Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such currency.

     Environmental Claims means all claims, however asserted, by any
     --------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all federal, state, provincial or local laws,
     ------------------
statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental, health, safety and land use matters.

     ERISA means the Employee Retirement Income Security Act of 1974.
     -----

     Eurodollar Tranche means any Tranche which bears interest at a rate
     ------------------
determined by reference to the Eurodollar Rate.

     Eurodollar Office means, with respect to any Lender, the office or offices
     -----------------
of such Lender which shall be making or maintaining a Eurodollar Tranche of such Lender hereunder or such office or offices through which the Agent determines the Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Tranche for any
     ---------------
Interest Period, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Agent as follows:


          Eurodollar Rate =                    IBOR
                              --------------------------------------
                              1.00 - Eurodollar Reserve Percentage

     where,

               Eurodollar Reserve Percentage means, for any day for any Interest
               -----------------------------
          Period, a percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               IBOR means the rate per annum determined by the Agent to be the
               ----
          arithmetic mean of the rates of interest per annum notified to the Agent by each Reference Lender as the rate of interest at which deposits in U.S. Dollars in immediately available funds are offered by the Eurodollar Office of such Reference Lender two Business Days prior to the beginning of such Interest Period to major banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of such Reference Lender for such Interest Period.

     Event of Default means any of the events described in Section 12.1.
     ----------------                                      ------------

     Exchange Act means the Securities Exchange Act of 1934.
     ------------

     Existing U.S. Rentals Agreement means the Credit Agreement dated as of
     -------------------------------
February 26, 1997 among U.S. Rentals, various financial institutions and BofA, as Administrative Agent.

     Federal Funds Rate means, for any day, the rate set forth in the weekly
     ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     --------------

     Fiscal Year means the fiscal year of Parent  and its Subsidiaries, which
     -----------
period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1997") refer to the Fiscal Year ending on December 31 of such calendar year.

     Fixed Rate Margin - see Schedule 1.1(B).
     -----------------       ---------------

     Floating Rate Margin - see Schedule 1.1(B).
     --------------------       ---------------

     Foreign Subsidiary means each Subsidiary of Parent which is organized under
     ------------------
the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

     FRB means the Board of Governors of the Federal Reserve System, and any
     ---
governmental authority succeeding to any of its principal functions.

     Funded Debt means all Debt of Parent and its Subsidiaries, excluding (i)
     -----------
contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except to the extent constituting contingent obligations or Suretyship Liabilities in respect of Funded Debt of a Person other than Parent or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) Debt (including guaranties thereof) in respect of the QuIPS Debentures and the QuIPS Preferred Securities.

     Funded Debt to Cash Flow Ratio means, as of the last day of any Fiscal
     ------------------------------
Quarter, the ratio of (i) Funded Debt as of such day to (ii) Cash Flow as of such day.

     GAAP means generally accepted accounting principles set forth from time to
     ----
time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Group means a group of Tranches of the same Type and, in the case of
     -----
Eurodollar Tranches, which have the same Interest Period.

     Hedging Obligations means, with respect to any Person, all liabilities of
     -------------------
such Person under interest rate, currency, commodity and equity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates, commodity prices or equity prices.

     Holdback means an unsecured, non-interest-bearing obligation of Parent or
     --------
any Subsidiary to pay a portion of the purchase price for any purchase or other acquisition permitted hereunder which matures within nine months of the date of such purchase or other acquisition.

     Immaterial Law means any provision of any Environmental Law the violation
     --------------
of which will not (a) violate any judgment, decree or order which is binding upon Parent or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis liability
                                                          -- -------
or expense) for Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Agent has notified the Company that the Required Lenders have determined in good faith that such provision is material.

     Intercreditor Agreement means the Intercreditor Agreement dated as of
     -----------------------
September 29, 1998 among BofA, as Agent, BofA, as U.S. Agent for the banks under the Credit Agreement, BofA, as Collateral Agent, and the holders of the Permitted Senior Secured Debt (or an agent therefor), substantially in the form of Exhibit I.
   ---------

     Interest Coverage Ratio means the ratio of (a) Consolidated Net Income
     -----------------------
before deducting Interest Expense, income tax expense and Rentals for any Computation Period to (b) Interest Expense plus Rentals for such Computation
                                           ----
Period.

     Interest Expense means for any period the consolidated interest expense of
     ----------------
Parent and its Subsidiaries for such period (including, without duplication, interest paid on the QuIPS Debentures, distributions on (but not redemptions of) the QuIPS Preferred Securities, imputed interest on Capital Leases and any interest which is capitalized but excluding amortization of deferred financing costs).

     Interest Period means, as to any Eurodollar Tranche, the period commencing
     ---------------
on the date such Tranche is borrowed or continued as, or converted into, a Eurodollar Tranche and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2 or 2.3, as the
                                                  -----------    ---
case may be; provided that:
             --------

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) the Company may not select any Interest Period which would extend beyond any date on which an installment of the Notes is scheduled to be paid pursuant to Section 3 if, after giving effect to
                                           ---------
          such selection, the aggregate principal amount of all Eurodollar Tranches having Interest Periods ending after such date would exceed the aggregate principal amount of the Notes scheduled to be outstanding after payment of such installment.

     Investment means, relative to any Person, (a) any loan or advance made by
     ----------
such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses (excluding deposits placed in escrow pursuant to bona fide arrangements that provide for the return of such deposits to the Company or the applicable Subsidiary in the event that the related transaction is not consummated for any reason by a date certain).

     Lender - see the Preamble.
     ------           --------

     Lien means, with respect to any Person, any interest granted by such Person
     ----
in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge, hypothecation or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan - see Section 2.1.
     ----       -----------

     Loan Documents means this Agreement, the Notes, the U.S. Guaranty, the
     --------------
Collateral Documents and the Parent Guaranty.

     Loan Party means the Company, each Subsidiary of the Company which is a
     ----------
party to any Loan Document and Parent.

     Margin Stock means any "margin stock" as defined in Regulation U of the
     ------------
FRB.

     Material Adverse Effect means (a) a material adverse change in, or a
     -----------------------
material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against Parent, the Company or any Subsidiary of the Company of any Loan Document.

     Multiemployer Pension Plan means a multiemployer plan, as such term is
     --------------------------
defined in Section 4001(a)(3) of ERISA, and to which Parent or any member of the Controlled Group may have any liability.

     Net Worth means the sum of (a) Parent's consolidated stockholders' equity
     ---------
(including preferred stock accounts) plus (b) to the extent, if any, not included in such stockholders' equity, the outstanding amount of the QuIPS Preferred Securities plus (c) the amount of the Pooling Charges.

     Note - see Section 3.
     ----       ----------

     Parent - see the Preamble.
     ------           --------

     Parent Guaranty means the Restated Parent Guaranty dated as of September
     ---------------
29, 1998 executed by Parent, substantially in the form of Exhibit K.
                                                          ---------

     Parent Pledge Agreement means the Restated Parent Pledge Agreement dated as
     -----------------------
of September 29, 1998 between Parent and the Collateral Agent, substantially in the form of Exhibit L.
            ---------

     PBGC means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section
     ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Parent or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Percentage means, with respect to any Lender, the percentage specified
     ----------
opposite such Lender's name on Schedule 1.1(A), reduced (or increased) by
                               ---------------
assignments pursuant to Section 14.9.1.
                        --------------

     Permitted Holders means (a) the executive managers of the Company as of the
     -----------------
Closing Date and their respective estates, their respective spouses and former spouses, their lineal descendants, the legal representatives of any of the foregoing, the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries, and any Person of which any of the foregoing "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act) at least 51% of each class of equity interests of such Person; and (b) Richard D. Colburn and any of his estate, his spouse or any former spouse, his lineal descendants, the legal representatives of any of the foregoing, the trustees of any bona fide trusts of which any of the foregoing and/or one or more charitable organizations (as defined below) are the sole beneficiaries, any Person of which any of the foregoing "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act) at least 51% of each class of the equity interests of such Person and any charitable organization to which any of the foregoing transfers 20% or more of the outstanding shares of common stock of Parent. For purposes of the foregoing, a "charitable organization" is an organization to which a contribution is deductible for income tax purposes under the Code.

     Permitted Senior Secured Debt means (a) any Senior Note, but only if the
     -----------------------------
holder thereof has executed and delivered both a Senior Note Purchase Agreement Amendment and the Intercreditor Agreement on or before the effective date of the First Amendment to this Agreement; and (b) any other Debt of the Company which meets each of the following requirements: (i) it is issued prior to January 31, 1999, (ii) the documentation therefor contains covenants and defaults which are no more restrictive for Parent and its Subsidiaries than the covenants and defaults contained in this Agreement, (iii) it matures no earlier than September 30, 2005 and has amortization of no more than 20% of the original principal amount thereof prior to July 15, 2005 and (iv) it constitutes "Senior Indebtedness" as defined in each Subordinated Note Indenture.

     Person means any natural person, corporation, partnership, trust, limited
     ------
liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pooling Charges means pooling charges and extraordinary items related to
     ---------------
acquisitions booked by Parent in the third fiscal quarter of 1998 (including pooling charges and extraordinary items related to the U.S. Rentals Acquisition), but not more than $80,000,000.

     QuIPS Debentures means the 6 1/2% convertible subordinated debentures
     ----------------
issued by Parent to the QuIPS Trust pursuant to the QuIPS Indenture.

     QuIPS Guarantees means (i) the Guarantee Agreement dated as of August 5,
     ----------------
1998 issued by Parent (then known as United Rentals Holdings, Inc.) relating to the common securities of the QuIPS Trust and (ii) the Guarantee Agreement dated as of August 5, 1998 between Parent (then known as United Rentals Holdings, Inc.) and The Bank of New York, as Trustee, relating to the QuIPS Preferred Securities.

     QuIPS Indenture means the Indenture dated as of August 5, 1998 between
     ---------------
Parent (then known as United Rentals Holdings, Inc.) and The Bank of New York, as Trustee.

     QuIPS Preferred Securities means the 6 1/2% convertible quarterly income
     --------------------------
preferred securities issued by the QuIPS Trust pursuant to the QuIPS Purchase Agreement.

     QuIPS Purchase Agreement means the Purchase Agreement dated as of July 30,
     ------------------------
1998 among the QuIPS Trust, Parent (then known as United Rentals Holdings, Inc.), the Company (then known as United Rentals, Inc.) and the purchasers named therein.

     QuIPS Trust means United Rentals Trust I, a special purpose Delaware
     -----------
business trust established pursuant to the Amended and Restated Trust Agreement dated as of August 5, 1998 among Parent (then known as United Rentals Holdings, Inc.), The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the administrative trustees named therein.

     Reference Lenders means BofA and any other Lender designated by the Company
     -----------------
and the Agent (which shall promptly notify each Lender of such designation) as a "Reference Lender".

     Reference Rate means, for any day, the rate of interest in effect for such
     --------------
day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     Related Fund means, with respect to any Lender which is a fund that invests
     ------------
in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     Rentals means the aggregate fixed amounts payable by Parent or any
     -------
Subsidiary under any lease of (or other agreement conveying the right to use) any real or personal property by Parent or any Subsidiary, as lessee, other than
(i) any Capital Lease or (ii) any lease with a remaining term of six months or less which is not renewable solely at the option of the lessee.

     Required Lenders means Lenders having Percentages aggregating 51% or more.
     ----------------

     Restructuring means a transaction effected to create a holding company of
     -------------
the Company, pursuant to which the Company becomes a direct wholly-owned Subsidiary of such holding company, and as a result of which the holders of capital stock of such holding company are, upon consummation of such transaction, substantially the same as the holders of the common stock of the Company immediately prior to such transaction.

     SEC means the Securities and Exchange Commission.
     ---

     Seller Subordinated Debt means unsecured indebtedness of the Company that:
     ------------------------

          (a)  is subordinated, substantially upon the terms set forth in

     Exhibit G or other terms that are more favorable to the Agent and the
     ---------
     Lenders, in right of payment to the payment in full in cash of the Loans and all other amounts owed under the Loan Documents (whether or not matured or due and payable); and

          (b) represents all or part of the purchase price payable by the Company in connection with a transaction described in Section 10.11(d).
                                                           ----------------

     Senior Debt means all Funded Debt of Parent and its Subsidiaries other than
     -----------
Subordinated Debt.

     Senior Note Purchase Agreements means the Note Purchase Agreements, each
     -------------------------------
dated as of April 1, 1998, pursuant to which U.S. Rentals issued
U.S.$252,000,000 of Senior Notes.

     Senior Note Purchase Agreement Amendment means an amendment to a Senior
     ----------------------------------------
Note Purchase Agreement which (a) permits the Company to assume the indebtedness evidenced by the Senior Note issued thereunder, (b) consents to the U.S. Rentals Acquisition and (c) amends certain other provisions thereof so that, after giving effect to the transactions contemplated to take place on or before the effective date of the First Amendment to this Agreement, no "Default" will exist under and as defined in the applicable Senior Note Purchase Agreement.

     Senior Notes means the U.S.$47,000,000 6.71% Series A Senior Notes due
     ------------
April 28, 2006, the U.S.$165,000,000 6.86% Series B Senior Notes due April 28, 2008 and the U.S.$40,000,000 6.93% Series C Senior Notes due April 28, 2010, in each case issued by U.S. Rentals pursuant to the Senior Note Purchase Agreements.

     Spot Rate for a currency means the rate quoted by BofA as the spot rate for
     ---------
the purchase by BofA of such currency with another currency in accordance with its customary procedures at approximately 10:00 a.m. (Chicago time) on the date on which the foreign exchange computation is made.

     Subordinated Debt means (a) the U.S.$200,000,000 of 9.50% unsecured senior
     -----------------
subordinated notes due 2008 issued by the Company (then known as United Rentals, Inc.) on May 22, 1998 and the unsecured subordinated guarantees thereof provided for in the applicable Subordinated Note Indenture, (b) the U.S.$205,000,000 of 8.80% unsecured senior subordinated notes due 2008 issued by the Company on August 12, 1998 and the unsecured subordinated guarantees thereof provided for in the applicable Subordinated Note Indenture, (c) Seller Subordinated Debt and
(d) any other unsecured Debt of the Company which (i) is owed to Persons other than officers, employees, directors or Affiliates of the Company, (ii) has no amortization prior to December 31, 2005 and (iii) has subordination terms (including subordination terms with respect to guarantees) which are not less favorable to the Lenders than those set forth in the Subordinated Note Indentures or are otherwise approved by the Required Lenders, such approval not to be unreasonably withheld.

     Subordinated Note Indenture means each of (a) the Indenture dated as of May
     ---------------------------
22, 1998 among the Company (then known as United Rentals, Inc.), various Subsidiaries of the Company and State Street Bank and Trust Company, as Trustee, pursuant to which the Company issued U.S.$200,000,000 of Subordinated Debt, and
(b) the Indenture dated as August 12, 1998 among the Company, various Subsidiaries of the Company and State Street Bank and Trust Company, as Trustee, pursuant to which the Company issued U.S.$205,000,000 of Subordinated Debt.

     Subsidiary means, with respect to any Person, a corporation, limited
     ----------
liability company, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, more than 50% of the voting stock, membership interests or similar equity interests. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Parent.

     Subsidiary Pledge Agreement means each pledge agreement substantially in
     ---------------------------
the form of Exhibit F issued by any Subsidiary, whether pursuant to Section
            ---------                                               -------
11.1.7 or Section 10.14.
------    -------------

     Suretyship Liability means, with respect to any Person, any liability of
     --------------------
such Person with respect to any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Tangible Assets means at any time all assets of Parent and its Subsidiaries
     ---------------
excluding all Intangible Assets.  For purposes of the foregoing, "Intangible
---------                                                         ----------
Assets" means goodwill, patents, trade names, trademarks, copyrights,
------
franchises, experimental expense, organization expense and any other assets that are properly classified as intangible assets in accordance with GAAP.

     Tranche refers to a portion of a Loan bearing interest at a particular
     -------
interest rate and, in the case of a portion bearing interest based on the Eurodollar Rate, having a particular Interest Period.

     Type of Tranche refers to the interest rate basis for a Tranche.  The
     ---------------
"Types" of Tranches are Base Rate Tranches and Eurodollar Tranches.

     Unmatured Event of Default means any event that, if it continues uncured,
     --------------------------
will, with lapse of time or notice or both, constitute an Event of Default.

     UR Canada means United Rentals of Canada, Inc., an Ontario corporation.
     ---------

     U.S. Dollar and the sign "U.S.$" mean lawful money of the United States of
     -----------               -----
America.

     U.S. Guaranty means the Second Restated U.S. Guaranty dated as of September
     -------------
29, 1998 executed by various Subsidiaries of the Company substantially in the form of Exhibit C.
        ---------

     U.S. Rentals means U.S. Rentals, Inc., a Delaware corporation.
     ------------

     U.S. Rentals Acquisition means the acquisition of U.S. Rentals by Parent
     ------------------------
pursuant to the terms of the USR Merger Agreement.

     USR Merger Agreement means the Amended and Restated Agreement and Plan of
     --------------------
Merger among U.S. Rentals, Parent and UR Acquisition Corporation dated as of August 31, 1998.

     U.S. Security Agreement means the Second Restated U.S. Security Agreement
     -----------------------
dated as of September 29, 1998 among Parent, the Company, various Subsidiaries of the Company and the Collateral Agent substantially in the form of Exhibit D.
                                                                     ---------

     U.S. Subsidiary means any Subsidiary of the Company other than a Foreign
     ---------------
Subsidiary.

     Vendor Financing Arrangement means any financing arrangement provided by a
     ----------------------------
Person (other than Parent or any Affiliate thereof) to any purchaser of equipment sold by the Company or any Subsidiary in the ordinary course of business, the terms of which provide for recourse against the Company and/or the applicable Subsidiary in the event of default by the purchaser.

     Welfare Plan means a "welfare plan", as such term is defined in Section
     ------------
3(1) of ERISA.

                                  Schedule II
                                  -----------

     SECTION 10  COVENANTS.

     Until all obligations of the Company hereunder or in connection herewith are paid in full, Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

     10.1  Reports, Certificates and Other Information.  Furnish to the Agent
           --------------------------------------------
           and each Lender:

     10.1.1  Audit Report.  Promptly when available and in any event within
             ------------
90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Parent and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Parent and its Subsidiaries for such Fiscal Year certified without qualification by Ernst & Young or other independent auditors of recognized standing selected by Parent and reasonably acceptable to the Required Lenders, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; (b) consolidating balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for Parent and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or the Vice President, Finance of Parent; and (c) commencing with the Fiscal Year ending December 31, 1998, a copy of an annual agreed-upon procedures report on the equipment fleet of the Company and its Subsidiaries for such Fiscal Year as performed by the Company's independent auditors.

     10.1.2  Quarterly Reports.  Promptly when available and in any event
             -----------------
within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the Chief Financial Officer or the Vice President, Finance of Parent.

     10.1.3  Compliance Certificates.  Contemporaneously with the furnishing of
             ------------------------
a copy of each annual audit report pursuant to Section 10.1.1 and of each set of
                                               --------------
quarterly statements pursuant to Section 10.1.2, (a) a duly completed compliance
                                 --------------
certificate in the form of Exhibit B, with appropriate insertions, dated the
                           ---------
date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Vice President, Finance of Parent, containing a computation of each of the financial ratios and restrictions set forth in
Section 10.6 and to the effect that such officer has not become aware of any
------------
Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (b) an updated organizational chart listing all Subsidiaries and the locations of their businesses.

     10.1.4  Reports to SEC and to Shareholders.  Promptly upon the filing
             ----------------------------------
or sending thereof, copies of all regular, periodic or special reports of Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that Parent shall promptly deliver any such exhibit to the Agent or any Lender upon request therefor); copies of all registration statements of Parent or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally concerning material developments in the business of Parent or any Subsidiary.

     10.1.5  Notice of Default, Litigation and ERISA Matters.  Immediately
             -----------------------------------------------
upon becoming aware of any of the following, written notice describing the same and the steps being taken by Parent or the Subsidiary affected thereby with respect thereto:

             (a) the occurrence of an Event of Default or an Unmatured Event of Default;

             (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Parent to the Lenders which has been instituted or, to the knowledge of Parent, is threatened against Parent or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

             (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of Parent with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

             (d) any cancellation (without replacement) or material change in any insurance maintained by Parent or any Subsidiary;

             (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; or

             (f) any setoff, claims (including Environmental Claims), withholdings or other defenses to which any of the collateral granted under any Collateral Document, or the Lenders' rights with respect to any such collateral, are subject.

     10.1.6  Subsidiaries.  Promptly upon any change in the list of its
             ------------
Subsidiaries, a written report of such change.

     10.1.7  Management Reports.  Promptly upon the request of the Agent or any
             ------------------
Lender, copies of all detailed financial and management reports submitted to Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of Parent.

     10.1.8  Projections.  As soon as practicable and in any event within 60
             -----------
days after the commencement of each Fiscal Year, financial projections for Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner satisfactory to the Agent.

     10.1.9  Other Information.  From time to time such other information
             -----------------
concerning Parent and its Subsidiaries as any Lender or the Agent may reasonably request.

     10.2  Books, Records and Inspections.  Keep, and cause each Subsidiary to
           ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof to inspect the properties and operations of Parent and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof whether or not any representative of Parent or any Subsidiary is present), and to examine (and, at the expense of Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

     10.3  Insurance.  Maintain, and cause each Subsidiary to maintain, with
           ---------
responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Parent and its Subsidiaries.

     10.4  Compliance with Laws; Payment of Taxes and Liabilities.  (a) Comply,
           ------------------------------------------------------
and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided, however, that the foregoing
                                      -----------------
shall not require Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     10.5  Maintenance of Existence, etc.  Maintain and preserve, and (subject
           ------------------------------
to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its
   -------------
existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     10.6  Financial Covenants.
           -------------------

     10.6.1  Maximum Leverage.  Not permit the ratio of (i) Funded Debt to (ii)
             ----------------
Funded Debt plus Net Worth to exceed 0.65 to 1.0 at any time.
            ----

     10.6.2  Minimum Interest Coverage Ratio.  Not permit the Interest Coverage
             -------------------------------
Ratio for any Computation Period to be less than the applicable ratio set forth below:

              COMPUTATION                             INTEREST
             PERIOD ENDING:                        COVERAGE RATIO
             -------------                         --------------

             6/30/98 through 12/31/98                1.50 to 1.0
             3/31/99 through 12/31/99                1.75 to 1.0
             3/31/00 and thereafter                  2.00 to 1.0.

     10.6.3  Funded Debt to Cash Flow Ratio.  Not permit the Funded Debt to
             ------------------------------
Cash Flow Ratio as of the last day of any Fiscal Quarter to exceed 4.5 to 1.0.

     10.6.4  Senior Debt to Tangible Assets.  Not permit the ratio of (i)
             ------------------------------
Senior Debt to (ii) Tangible Assets to exceed 1.0 to 1.0 at any time.

     10.6.5  Senior Debt to Cash Flow Ratio.  Not permit the ratio of (i)
             ------------------------------
Senior Debt to (ii) Cash Flow as of the last day of any Fiscal Quarter to exceed
3.0 to 1.0.

     10.7  Limitations on Debt.  Not, and not permit any Subsidiary to, create,
           -------------------
incur, assume or suffer to exist any Debt, except:

     (a) obligations hereunder, under the other Loan Documents, under the Credit Agreement and under the other "Loan Documents" as defined in the Credit Agreement;

     (b) unsecured Debt of the Company (excluding Contingent Payments and Seller Subordinated Debt);

     (c) Debt of the Company or any Subsidiary in respect of Capital Leases or arising in connection with the acquisition of equipment (including Debt assumed in connection with an asset purchase permitted by Section 10.11, or
                                                               -------------
     incurred pursuant to a Capital Lease or in connection with the acquisition of equipment by a Person before it became a Subsidiary in connection with a stock purchase permitted by Section 10.11, in each case so long as such
                                 -------------
     Debt is not incurred in contemplation of such purchase), and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the
                                                            --------
     aggregate amount of all such Debt at any time outstanding shall not exceed a Dollar Equivalent amount equal to U.S.$75,000,000;

     (d) Debt of Subsidiaries owed to the Company; provided that the aggregate amount of all such Debt of Foreign Subsidiaries owed to the Company shall not at any time exceed 15% of the consolidated assets of the Company and its Subsidiaries;

     (e) unsecured Debt of the Company to Subsidiaries;

     (f) Subordinated Debt; provided that (i) the aggregate principal amount of
                            --------
     all Seller Subordinated Debt at any time outstanding shall not exceed a Dollar Equivalent amount of U.S.$50,000,000 and (ii) the Company shall not issue or incur any Debt described in clause (d) of the definition of
                                          ----------
     Subordinated Debt (x) at any time that an Event of Default or Unmatured Event of Default exists or would result therefrom and (y) unless the Company has delivered to the Agent (which shall promptly deliver a copy thereof to each Lender) a certificate in reasonable detail demonstrating that, after giving effect to such issuance or incurrence, Parent will be in pro forma compliance with all financial covenants set forth in this Section
                                                                         -------
     10;
     --

     (g) other Debt of the Company or any Subsidiary, not of a type described in clause (c), outstanding on the date hereof and listed in Schedule 10.7(g);
     ----------                                               ----------------

     (h) Contingent Payments, provided that Parent shall not, and shall not
                              --------
     permit any Subsidiary to, incur any obligation to make Contingent Payments the maximum possible amount of which exceeds a Dollar Equivalent amount of U.S.$50,000,000 in the aggregate for all Contingent Payments at any time outstanding;

     (i) the QuIPS Debentures, the QuIPS Preferred Securities and the QuIPS Guarantees;

     (j) Permitted Senior Secured Debt and guarantees thereof, provided that the
                                                               --------
     aggregate principal amount of all Permitted Senior Secured Debt shall not at any time exceed
     U.S.$252,000,000;

     (k) Guarantees by Parent of the obligations of the Company or any Subsidiary; provided that any such guaranty is subordinated to the obligations of Parent under the Parent Guaranty at least to the extent set forth in Exhibit G or otherwise in a manner reasonably satisfactory to the
              ---------
     Required Lenders;

     (l) unsecured recourse obligations of the Company or any Subsidiary in respect of Vendor Financing Arrangements; and

     (m) Hedging Obligations incurred for purposes of protection from price, interest rate or currency fluctuations posed by bona fide debt, contract or purchase order obligations or from changes in the price of Parent's stock.

     For purposes of clause (h) above, a Contingent Payment shall be deemed to
                     ----------
be "outstanding" from the time that Parent or any Subsidiary enters into the agreement containing the obligation to make such Contingent Payment until such time as either such Contingent Payment has been made in full or it has become certain that such Contingent Payment will never have to be made.

     10.8  Liens.  Not, and not permit any Subsidiary to, create or permit to
           -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

     (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

     (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

     (c) Liens identified in Schedule 10.8;
                             -------------

     (d) Liens securing Debt permitted by clause (c) of Section 10.7 (and
                                          ----------    ------------
     attaching only to the property being leased (in the case of Capital Leases) or the purchase price for which was or is being financed by such Debt (in the case of other Debt));

     (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding a Dollar Equivalent amount of U.S.$1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; and

     (g) Liens in favor of the Collateral Agent arising under the Loan Documents and Liens securing Debt permitted by clauses (a) and (j) of Section 10.7.
                                          -------------------    ------------

     10.9  Asset Sales.  Not make, or permit any Subsidiary to make, any sale
           -----------
or other disposition of assets which would require the Company to make, or offer to make, or give any notice of, any prepayment of Subordinated Debt (other than Seller Subordinated Debt).

     10.10  Restricted Payments.  Not, and not permit any Subsidiary to, (a)
            -------------------
declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, defease or redeem any Subordinated Debt, (e) make any payment of principal of or interest on, or acquire, redeem or otherwise retire, or make any other distribution in respect of, any of the QuIPS Debentures or the QuIPS Preferred Securities or (f) set aside funds for any of the foregoing; provided that (i) any Subsidiary of the
                                      --------
Company may declare and pay dividends to the Company or to any other wholly-owned Subsidiary of the Company; (ii) the Company may declare and pay dividends to Parent to the extent necessary to enable Parent to pay its taxes and accounting, legal, payroll, benefits and corporate overhead expenses (including all SEC and stock exchange fees and expenses) and payables described in Section
                                                                        -------
10.23; (iii) the QuIPS Trust may make a distribution of Parent's common stock
-----
pursuant to the terms of the QuIPS Preferred Securities or the QuIPS Debentures;
(iv) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, (A) Parent may make payments on the QuIPS Debentures and permit the QuIPS Trust to make corresponding distributions on the QuIPS Preferred Securities in accordance with the terms set forth in the QuIPS Indenture and (B) the Company may declare and pay dividends to Parent in the amount necessary for Parent to make such payments; (v) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may declare and pay dividends to Parent in the amount necessary for Parent to consummate any acquisition permitted by Section 10.11 (provided that
                                                  -------------
Parent shall immediately use the proceeds of such dividend to make such acquisition) or to make distributions permitted by clause (vi); and (vi) so
                                                   -----------
long as (x) no Event of Default or Unmatured Event of Default exists or would result therefrom and (y) the aggregate amount of all purchases of stock, warrants or units made by Parent (or, prior to August 5, 1998, the Company) since October 1, 1997 does not exceed U.S.$12,000,000, Parent may purchase its common stock or warrants, or units issued in respect thereof, from time to time on terms consistent with those set forth under the heading "Certain Agreements Relating to the Outstanding Securities" in the Company's Private Placement Memorandum dated September 12, 1997.

     10.11  Mergers, Consolidations, Amalgamations, Sales.  Not, and not permit
            ---------------------------------------------
any Subsidiary to, be a party to any merger, consolidation or amalgamation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business (including sales of equipment consistent with industry practice), sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, amalgamation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary of the Company into the Company or into, with or to any other wholly-owned Subsidiary of the Company; (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the Company of the assets or stock of any wholly-owned Subsidiary of the Company; (c) the U.S. Rentals Acquisition in accordance with the terms of the USR Merger Agreement;
(d) any such purchase or other acquisition (including pursuant to a merger) by Parent, an Acquisition Subsidiary, the Company or any wholly-owned Subsidiary of the Company of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, solely in the equipment rental and related businesses; (2) immediately before and after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (3) the board of directors of such Person has not announced that it will oppose such acquisition and has not commenced any litigation which alleges that such acquisition violates or will violate any requirement of law or any contractual obligation of such Person; and (4) in the case of any such purchase or other acquisition by Parent or any Acquisition Subsidiary, Parent immediately contributes the acquired stock or assets to the Company; and (e) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 5% of the net book value of the consolidated assets of Parent and its Subsidiaries as of the last day of the preceding Fiscal Year.

     10.12  Modification of Certain Documents.  Not permit the Certificate or
            ---------------------------------
Articles of Incorporation, By-Laws or other organizational documents of Parent or any Subsidiary, or any Subordinated Note Indenture or any other document evidencing or setting forth the terms applicable to any Subordinated Debt, to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

     10.13  Use of Proceeds.  Use the proceeds of the Loans solely to finance
            ---------------
the Company's working capital, for acquisitions permitted by Section 10.11, for
                                                             -------------
capital expenditures and for other general corporate purposes (including repayment of existing Debt); and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.14  Further Assurances.  Take, and cause each Subsidiary to take, such
            ------------------
actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets (other than real property) of the Company and guaranteed by Parent by execution of the Parent Guaranty and by all of the U.S. Subsidiaries (including, promptly upon the acquisition or creation thereof, any U.S. Subsidiary acquired or created after the date hereof) by execution of a counterpart of the U.S. Guaranty (provided that the QuIPS Trust shall have no obligation to execute the U.S. Guaranty), (ii) the obligations of Parent under the Parent Guaranty are secured by substantially all of the assets of Parent and (iii) the obligations of each U.S. Subsidiary (other than the QuIPS Trust) under the U.S. Guaranty are secured by substantially all of the assets (other than real property) of such U.S. Subsidiary. In addition, upon the occurrence of any Event of Default or Unmatured Event of Default and the request of Lenders having Percentages aggregating 80% or more, the Company will cause each Canadian Subsidiary to guaranty all of the obligations of the Company hereunder and to take all actions necessary so that the obligations of such Canadian Subsidiary under such guaranty are secured by substantially all of the assets (other than real property) of such Canadian Subsidiary (it being understood that, at the request of the Company at any time thereafter when no Event of Default or Unmatured Event of Default exists, such guaranties and collateral security shall be released).

     10.15  Transactions with Affiliates.  Not, and not permit any Subsidiary
            ----------------------------
to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

     10.16  Employee Benefit Plans.  Maintain, and cause each Subsidiary to
            ----------------------
maintain, each Pension Plan and each Canadian pension plan in substantial compliance with all applicable requirements of law and regulations.

     10.17  Environmental Laws.  Conduct, and cause each Subsidiary to conduct,
            ------------------
its operations and keep and maintain its property in compliance with all Environmental Laws (other than Immaterial Laws).

     10.18  Unconditional Purchase Obligations.  Not, and not permit any
            ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Company or any Subsidiary from entering into options for the purchase of particular assets or businesses.

     10.19  Inconsistent Agreements.  Not, and not permit any Subsidiary to,
            -----------------------
enter into any agreement containing any provision which (a) would be violated or breached by the performance by Parent or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit Parent, the Company or any Subsidiary of the Company from granting to the Collateral Agent, for the benefit of the Lenders, a Lien on any of its assets.

     10.20  Business Activities.  Not, and not permit any Subsidiary to, engage
            -------------------
in any line of business other than the equipment rental business and businesses reasonably related thereto.

     10.21  Advances and Other Investments.  Not, and not permit any Subsidiary
            ------------------------------
to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

     (a) equity Investments existing on the Closing Date in wholly-owned Subsidiaries of the Company identified in Schedule 9.8;
                                                ------------

     (b) equity Investments in Subsidiaries of the Company acquired after the Closing Date in transactions permitted as acquisitions of stock or assets pursuant to Section 10.11;
                 -------------

     (c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

     (d) in the ordinary course of business, Investments by the Company in any Subsidiary of the Company or by any of the Subsidiaries of the Company in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;
                             ------------

     (e)   Suretyship Liabilities permitted by Section 10.7;
                                               ------------

     (f) good faith deposits made in connection with prospective acquisitions of stock or assets permitted by Section 10.11;
                                     -------------

     (g) loans to officers and employees not exceeding (i) a Dollar Equivalent amount of U.S.$100,000 in the aggregate to any single individual or (ii) a Dollar Equivalent amount of U.S.$300,000 in the aggregate for all such individuals;

     (h) Investments by Parent in the Company and, subject to the provisions of Section 10.11, in Acquisition Subsidiaries;
        -------------

     (i)   other Investments by Parent permitted by Section 10.23; and
                                                    -------------

     (j)   Cash Equivalent Investments;

provided that (x) any Investment which when made complies with the requirements
--------
of the definition of the term "Cash Equivalent Investment" may continue to be
                               --------------------------
held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
                                                                 ----------
(c), (d), (e), (f) or (g) shall be permitted to be made if, immediately before
---  ---  ---  ---    ---
or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (z) the aggregate principal amount of Investments by the Company in Foreign Subsidiaries pursuant to clauses
                                                                         -------
(b), (c), (d), (e), and (f) plus, without
---  ---  ---  ---      ---
duplication, the aggregate amount of all "Canadian Loans" under and as defined in the Credit Agreement shall not at any time exceed 15% of the consolidated assets of Parent and its Subsidiaries.

     10.22  Location of Assets.  Not permit at any time more than 15% of the
            ------------------
consolidated assets of Parent and its Subsidiaries to be owned by Foreign Subsidiaries.

     10.23  Activities of Parent.  Not engage in any business other than
            --------------------
ownership of the Company, Acquisition Subsidiaries and the QuIPS Trust and activities reasonably related thereto (including the incurrence of Debt permitted by Section 10.7, the incurrence of unsecured trade obligations in
             ------------
respect of goods to be delivered to and services to be performed for the benefit of, and unsecured lease obligations incurred for the benefit of, Subsidiaries and the incurrence of payroll and benefit expenses). Without limiting the foregoing, Parent will not (a) incur any Debt other than the QuIPS Debentures, the QuIPS Preferred Securities, the Parent Guaranty, the QuIPS Guarantees, Debt permitted by Section 10.7 and guarantees of the obligations of the Company or
             ------------
any other Subsidiary (provided that any such guaranty is subordinated to the obligations of Parent under the Parent Guaranty at least to the extent set forth in Exhibit G or otherwise in a manner reasonably satisfactory to the Required
   ---------
Lenders), (b) make any Investments other than (i) Investments in the Company,
(ii) Investments in Acquisition Subsidiaries and (iii) Investments in the QuIPS Trust existing on the date hereof, (c) grant any Liens on any of its assets (other than pursuant to the U.S. Security Agreement) or (d) permit any amendment to or modification of the QuIPS Debentures, the QuIPS Preferred Securities or the QuIPS Indenture which, in any such case, is adverse to the interests of the Lenders.